                            FIRST AMENDMENT TO LEASE

Amend Item 11 of Real Property Taxes to read-TWENTY FIVE PERCENT (25%) instead of twenty two percent (22%).

This item was not corrected from original lease to final lease document.



Mission Community Bank                  Pascific Management & Development


By: /s/ Anita Robinson                  By: /s/ Terry Saunders
    -----------------------                 -----------------------
        Anita Robinson                          Terry Saunders

Date:   11/13/98                        Date:   10/27/98
      ---------------------                   ---------------------

                                 LEASE BETWEEN

                  PACIFIC MANAGEMENT & DEVELOPMENT CORPORATION

                                      AND

                          MISSION COMMUNITY BANK, N.A.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  RECITALS .............................................................     1
2.  DESCRIPTION OF PREMISES ..............................................     1
3.  APPURTENANT RIGHTS ...................................................     1
4.  TERM .................................................................     2
5.  OPTION TO EXTEND TERM ................................................     2
6.  LEASEHOLD IMPORVEMENTS, ACCEPTANCE, FIXTURING ........................     3
7.  MINIMUM MONTHLY RENT; ADJUSTMENT .....................................     4
8.  ADDITIONAL RENT ......................................................     5
9.  SECURITY DEPOSIT .....................................................     5
10. PERSONAL PROPERTY TAXES ..............................................     5
11. REAL PROPERTY TAXES ..................................................     6
12. USE ..................................................................     7
13. LIMITATIONS ON USE ...................................................     7
    Cancellation of Insurance; Increase in Insurance Rates ...............     7
    Compliance with Laws/Rules ...........................................     7
    Waste; Nuisance; Acknowledgment of Adjoining Business ................     7
14. LANDLORD'S MAINTENANCE ...............................................     7
15. TENANT'S MAINETNANCE .................................................     8
16. LANDLORD'S RIGHT TO REMODEL ..........................................     8
17. ALTERATIONS ..........................................................     9
18. MECHANICS' LIENS .....................................................     9
19. UTILITIES AND SERVICES ...............................................    10
20. INDEMNITY ............................................................    10

                                                                            Page
                                                                            ----
21. EXEMPTION OF LANDLORD FROM LIABILITY .................................    10
22. PUBLIC LIABILTIY AND PROPERTY DAMAGE INSURANCE .......................    11
23. TENANT'S FIRE INSURANCE ..............................................    11
24. FIRE INSURANCE ON PREMISES ...........................................    11
25. WAIVER OF SUBROGATION ................................................    12
26. GENERAL INSRUANCE MATTERS ............................................    12
27. DESTRUCTION COVERED BY INSURANCE .....................................    13
28. DESTRUCTION NOT COVERED BY INSURANCE .................................    13
29. EXTENT OF LANDLORD'S OBLIGATION TO RESTORE ...........................    14
30. ABATEMENT OR REDUCTION OF RENT .......................................    14
31. LOSS DURING LAST PART OF TERM ........................................    15
32. WAIVER REGARDING DESTRUCTION .........................................    15
33. CONDEMNATION .........................................................    15
34. PROHIBITION AGAINST VOLUNTARY ASSIGNMENT, SUBLETTING .................    17
35. INVOLUNTARY ASSIGNMENT ...............................................    18
36. TENANT'S DEFAULT .....................................................    18
37. LANDLORD'S REMEDIES ..................................................    19
    (a) Right to Possession Not Terminated ...............................    19
    (b) Right to Possession Terminated ...................................    20
    (c) Curing Tenant's Default ..........................................    20
38. LATE CHARGE ..........................................................    20
39. CURING LANDLORD'S DEFAULT ............................................    21
40. RIGHT OF ENTRY .......................................................    21
41. NOTICE ...............................................................    21

                                                                            Page
                                                                            ----
42. WAIVER ...............................................................    22
43. RECORDABLE MEMORANDUM OF LEASE; QUITCLAIM DEED .......................    22
44. ESTOPPEL CERTIFICATE/EFFECT OF SALE OR TRASNFER OF PREMISES/ATTORNMENT    22
45. ATTORNEYS' FEES ......................................................    23
46. SURRENDER OF PREMISES; HOLDING OVER ..................................    24
47. ENVIRONMENTAL COMPLIANCE .............................................    25
    (a) Use of the Premises ..............................................    25
    (b) Tenant's Environmental Compliance ................................    25
    (c) Remediation ......................................................    25
    (d) Definitions ......................................................    26
48. SIGNAGE ..............................................................    27
49. QUIET ENJOYMENT ......................................................    28
50. MISCELLANEOUS PROVISIONS .............................................    28

                                     LEASE

     This lease is made 8/1/98, between Pacific Management & Development
                       --------
Corporation, a California corporation ("Landlord"), whose address is P.O. Box 3148, Paso Robles, CA 93447, and Mission Community Bank, N.A., (in organization) ("Tenant"), who agree as follows:

     1. RECITALS

     This lease is made with reference to the following facts and objectives:

        (a) Landlord is the owner of a mixed use building ("Building") at 1226 through 1234 Park Street, Paso Robles, California. The parties acknowledge that the Building consists of three stories, of approximately 9,000 square feet each, of which only the first floor and part of the second floor are currently usable, due to Code restrictions.

        (b) Tenant is willing to lease a portion of said mixed use building from Landlord pursuant to the provisions stated in this lease.

        (c) Tenant wishes to lease the premises for the purpose of maintaining offices for conducting banking operations.

        (d) Tenant has examined the premises and is fully informed of their condition.

     2. DESCRIPTION OF PREMISES

     Landlord leases to Tenant and Tenant leases from Landlord the real property located in Paso Robles, California, (hereinafter "Premises") described as follows:

     Approximately 3,000 square feet located on the first floor at 1226 Park Street, at the front of the building, as depicted in the map attached hereto as Exhibit A and the appurtenant rights set forth in Paragraph 3, below.

     3. APPURTENANT RIGHTS

     The appurtenant rights referred to in this lease are as follows:

        (a) Tenant shall have full and unimpaired access to the premises, and shall be permitted to utilize the common parking facilities at the rear of the Premises. However, Landlord makes no representations as to the availability of exclusive parking for Tenant or Tenant's customers, other than that Landlord shall not grant exclusive rights to the parking spaces at the rear of the Premises, except for up to two (2) spaces reserved for use by Landlord's two principals. Tenant agrees that Tenant and Tenant's employees shall not utilize the parking spaces around the perimeter of the building in which the premises are located for Tenant's own vehicles, or that of Tenant's employees.

     4. TERM

        (a) Landlord agrees to deliver possession of the Premises on or before September 15, 1997. The terms of this initial occupancy shall be on a month-to-month basis at the rental rate hereinafter provided, and subject to all of the terms and conditions of the lease.

        (b) The term of this lease (the "Term") shall commence on (the "Commencement Date"), the 15th of the month following the day on which Lessee receives final approval of its banking charter. The parties agree to fill in the Commencement Date and initial the spaces provided below when the Commencement Date has been determined. The Term of this Lease shall end the day before the fifth anniversary of the Commencement Date (the "Termination Date") unless Tenant exercises an Option (as hereinafter defined) pursuant to Section 5 of this Lease, or unless sooner terminated pursuant to any provision hereof.

          Commencement Date 8/1/98
                            ------

          Landlord's Initials T.S. Tenant's Initials illegible
                             -----                   ---------

          5. OPTION TO EXTEND TERM

          Tenant is given the option to extend the term on all the provisions contained in this lease, except for minimum monthly rent, for two additional five (5) year terms ("extended term") following expiration of the initial term, by giving notice of exercise of the option ("option notice") to Landlord at least six (6) months but not more than one (1) year before the expiration of the initial term or the first extended term; provided that, if Tenant is in default on the date of giving the option notice, the option notice shall be totally ineffective, or if the Tenant is in default on the date the extended term is to commence, the extended term shall not commence and this lease shall expire at the end of the initial term.

          The parties shall have 30 days after Landlord receives the option notice in which to agree on minimum monthly rent during the extended term. If the parties agree on the minimum monthly rent for the extended term during that period, they shall immediately execute an amendment to this lease stating the minimum monthly rent.

If the parties are unable to agree on the minimum monthly rent for the extended term within that period, then within 10 days after the expiration of that period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least 5 years' full time commercial appraisal experience in the area in which the premises are located to appraise and set the minimum monthly rent for the extended term. If a party does not appoint an appraiser within 10 days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the minimum monthly rent for the extended term. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the minimum monthly rent for the extended term. If they are unable to agree within 30 days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within 10 days after the last day the two appraisers are given to set the minimum monthly rent. If they are unable to agree on the third appraiser, either of the parties to this lease by giving 10 days' notice to the other party can file a petition with the American Arbitration Association solely for the purpose of selecting a third appraiser who meets the qualifications stated in this paragraph. Each party shall bear half the cost of the American Arbitration Association appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

        Within 30 days after the selection of the third appraiser, a majority of the appraisers shall set the minimum monthly rent for the extended term. If a majority of the appraisers are unable to set the minimum monthly rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the minimum monthly rent for the premises during the extended term.

        In setting the minimum monthly rent for the extended term, the appraiser or appraisers shall consider the use to which the premises are restricted under this lease and shall not consider the highest and best use for the premises without regard to the restriction on use of the premises contained in this lease.

        The provisions for CPI adjustments under paragraph 7, below, shall apply to any extended term.

        6.      LEASEHOLD IMPROVEMENTS, ACCEPTANCE, FIXTURING

                (a) Tenant at its sole cost and expense shall cause Plans and Specifications ("Plans and Specifications") to be prepared for the Leasehold Improvements to be constructed on the Premises. Tenant shall submit to Landlord for its approval the Plans and Specifications, which approval Landlord shall not unreasonably withhold. There shall be no change in the Plans and Specifications without the prior written approval of Landlord for each change.

                (b) Commencement of Leasehold Improvement Work. After Landlord has approved the Plans and Specifications, Tenant shall cause the construction of the Leasehold Improvements to promptly commence at Tenant's sole expense, and the parties acknowledge that Tenant will hire Pacific Management and Development to complete such improvements on a cost plus 10% basis. Such work shall be prosecuted with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building practices and in compliance with all applicable laws and governmental rules and regulations, including, but not limited to, the Americans with Disabilities Act. Landlord shall not be responsible for the construction, purchase, or installation, or the cost of the construction, purchase, or installation of (i) furniture, fixtures, equipment, and interior furnishings to be utilized by Tenant on the Premises.

                (c) Building Permits and Certificates of Completion. Tenant, or Tenant's Contractor, Pacific Management and Development ("PM&D") shall obtain such building permits and other approvals as may be required by the City of Paso Robles for the construction of the Leasehold Improvements, or the use and occupancy thereof. Upon substantial completion of the Leasehold Improvements, Tenant or PM&D shall obtain certificate of occupancy for the Premises.

        7.      MINIMUM MONTHLY RENT; ADJUSTMENT

        Tenant shall pay to Landlord as minimum monthly rent, without deduction, setoff, prior notice, or demand, the sum of $1,925.00, which sum is subject to possible adjustment as provided in this paragraph, per month in advance on the 15th day of each month. Minimum monthly rent for any partial month shall be prorated at the rate of 1/30th of the minimum monthly rent per day.

        Commencing with the thirteenth (13th) full calendar month after Tenant is obligated to pay rent under this lease, and at the end of each twelfth (12th) month afterwards during the term, including any extensions or renewals, the minimum monthly rent for the ensuing twelve-month period ("adjustment period") shall be an amount equal to the greater of:

        (a) the minimum monthly rent in effect immediately prior to the commencement of this adjustment period (without regard to any temporary abatement of rental then or previously in effect pursuant to the provisions of this lease), or

     (b) The product obtained by multiplying the minimum monthly rent in effect immediately prior to the commencement of the adjustment period (without regard to any temporary abatement of rental then or previously in effect pursuant to the provisions of this lease) by a fraction, the numerator of which is the index published nearest but prior to the commencement date of the adjustemt period, and the denominator of which the index published nearest but prior to commencement of the twelve-month period immediately preceding the adjustment period.

     The term "index" means the Consumer Price Index for All Urban Consumers for the Los Angeles - Anaheim - Riverside Consolidated Metropolitan Statistical Area (1982 - 1984 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor. If the index is changed so that the base year differs from that in effect when the term commences, the index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the index is discontinued or revised during the term, such other governmental index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised.

     Nothwithstanding the foregoing, in no event shall the minimum monthly rent increase by less than two percent (2%) or more than six percent (6%) from one year to the next during the initial term of this lease or during any extended term after the initial year thereof.

        8.      ADDITIONAL RENT

        [This paragraph has deliberately been left blank.]

        9.      SECURITY DEPOSIT

        No security deposit shall be required under this lease.

        10.     PERSONAL PROPERTY TAXES

     Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges ("taxes") that are levied and assessed against Tenant's personal property installed or located in or on the premises, and that become payable during the term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

     If any taxes on Tenant's personal property are levied against Landlord or Landlord's property, or if the assessed value of the premises, or building and other improvements in which the premises are located, is increased by the inclusion of a value placed on Tenant's personal property, and if Landlord pays taxes on any of these items or the taxes based on the increased assessment of these items, Tenant, on demand, shall immediately reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord's assessment. Landlord shall have the right to pay these taxes regardless of the validity of the levy.

        11. REAL PROPERTY TAXES

        Tenant shall pay twenty-two percent (22%) of all real property taxes and general and special assessments ("Real Property Taxes") levied and assessed against the building, other improvements, and land of which the Premises are a part, as well as one hundred percent (100%) of all Real Property Taxes and special assessments which are directly related to any leasehold improvements which may be constructed during the term of this Lease by Tenant, or by Landlord at Tenant's request. All taxes levied on the Premises for the tax year in which the Commencement Date falls shall be appropriately prorated between Landlord and Tenant, so that Tenant's share will reflect the portion of that tax year in which Tenant had possession of the Premises under this Lease.

     Tenant shall not be liable for increases in Real Property Taxes (whether the increases result from increased rate and/or valuation) attributable to additional improvements to the Building in which the Premises are located that are constructed after the Commencement Date, unless the additional improvements are constructed for Tenant's benefit.

        Tenant shall not be liable for increases in Real Property Taxes that result from changes in ownership of the Building, other improvements and land of which the Premises are a part. For purposes of this Lease, "change in ownership" has the same definition as in California Revenue & Taxation Code Sections 60-62, or any amendments or successor statutes to those sections.

        Tenant shall pay its share of the real property taxes semi-annually not later than ten days before the taxing authority's delinquency date or ten days after receipt of the tax bill, whichever is later.

        If Landlord's lender requires Lender to impound real property taxes on a periodic basis during the term, Tenant, on notice from Landlord indicating this requirement, shall pay its share of real property taxes to Landlord on a periodic basis in accordance with the lender's requirements. Landlord shall impound tax payments received from Tenant in accordance with the requirements of the lender.

        12.     USE

                Permitted Uses. Tenant shall use the premises for Tenant's banking and administrative operations and for no other use without Landlord's consent.

        13.     LIMITATIONS ON USE

        CANCELLATION OF INSURANCE; INCREASE IN INSURANCE RATES

        Tenant shall not do, bring, or keep anything in or about the premises that will cause a cancellation of any insurance covering the premises.

        If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall pay to Landlord within ten (10) days before the date Landlord is obligated to pay a premium on the insurance, or within ten
(10) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused solely by an activity of Tenant on the premises as permitted in this lease, whichever date is later, a sum equal to the differences between the original premium and the increased premium.

        COMPLIANCE WITH LAWS/RULES

        Tenant shall comply with all the laws concerning the premises or Tenant's use of the premises, including, without limitation, the obligation at Tenant's cost to alter, maintain, or restore the premises in compliance and conformity with all laws relating to the condition, use, or occupancy of the premises during the term.

        WASTE; NUISANCE; ACKNOWLEDGEMENT OF ADJOINING BUSINESS

        Tenant shall not use the premises in any manner that will constitute waste, nuisance, or unreasonable annoyance to owners or occupants of adjacent properties or to other tenants in the office building in which the premises are located. Tenant shall not do anything on the premises that will cause damage to the premises or building in which the premises are located.

        14.     LANDLORD'S MAINTENANCE

        Landlord at its cost shall maintain, in good condition, the following:

                (a) The structural parts of the building and other improvements that are a part of the premises, building and other improvements in which the premises are located, which structural parts include only the foundations, bearing and exterior walls (excluding glass and doors), subflooring, and roof (excluding skylights);

                (b) The unexposed electrical and plumbing, and sewage systems, wherever located;

                (c) Window frames, gutters, and downspouts on the building and other improvements that are a part of the premises.

                Landlord shall repair the premises if they are damaged by (a) causes outside the premises over which Tenant has no control; (b) acts or omissions of Landlord, or its authorized representatives; or (c) Landlord's failure to perform its obligations under this paragraph.

                Landlord shall maintain the common areas in good condition at all times, and shall have the right to establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of the common areas.

        15.     TENANT'S MAINTENANCE

        Except as provided in Paragraph 14, Tenant at its cost shall maintain, in good, clean, and orderly condition, all portions of the premises, including without limitation, all Tenant's personal property, signs, storefronts, plate glass, and show windows and shall also maintain the heating, ventilating, and air-conditioning system servicing the premises. Notwithstanding the foregoing, the parties agree that in the event that the heating, ventilating and air-conditioning system servicing the Premises requires major repairs (beyond normal service or maintenance) during the first year of the Lease, Landlord shall be solely responsible for such repairs. Thereafter, commencing on the first day of the second year of this Lease, any repair of the HVAC system servicing the Premises shall be the sole responsibility of Tenant. Tenant shall be liable for any damage to the premises resulting from the acts or omissions of Tenant or its authorized representatives. Tenant agrees to keep all windows in Tenant's premises in a clean condition.

        16.     LANDLORD'S RIGHT TO REMODEL

        Landlord shall have the right, at any time, to remodel any remaining part of the building in which the Premises are located. In the event of such remodel, Landlord shall seek to minimize any interference with Tenant's business, but Tenant acknowledges and agrees that despite the due care taken by Landlord, some interference may be reasonably unavoidable. In such event, Tenant's sole remedy for reasonably unavoidable interference to Tenant's business shall be an abatement or reduction of rent. In that circumstance, Tenant specifically agrees that Landlord shall not be responsible for any lost profits or consequential damages as a result to Tenant as a result of such remodel. However, if the interference is as a result of the negligence or intentional conduct of Landlord, then Tenant's right to recover lost profits or consequential damages shall not be restricted.

          17. ALTERATIONS

     Subject to the provisions of paragraph 6, above, Tenant shall not make any alterations to the premises without Landlord's consent. Tenant at its cost shall have the right to make, without Landlord's consent, nonstructural alterations to the interior of the premises that Tenant requires in order to conduct its business on the premises. In making any alterations that Tenant has a right to make, Tenant shall comply with the following:

     (a) Tenant shall submit reasonably detailed final plans and specifications and working drawings of the proposed alterations and the name of its contractor at least ten (10) days before the date it intends to commence the alterations.

     (b) The alterations shall not be commenced until ten (10) days after Landlord has received notice from the Tenant stating the date the installation of the alterations is to commence so that Landlord may post and record an appropriate notice of non-responsibility.

     (c) All applicable permits and authorizations shall be obtained before commencement of the alterations.

     (d) All alterations shall be completed with due diligence in compliance with the plans and specifications and working drawings and all applicable rules.

     (e) Before commencing the alterations and at all times during construction, Tenant's contractor shall maintain insurance in an amount to be determined by the Landlord.

     No additions, alterations, changes or improvements shall be made which will weaken the structural strength, lessen the value of or change the architectural appearance or elevation of any building or other construction. All alterations, additions, and improvements made or installed by Tenant to or upon the premises and the buildings within which the same are located, shall at once when made or installed be deemed to have attached to the treehold, and to have become the property of Landlord.

     18.  MECHANICS' LIENS

     Tenant shall pay all costs for construction done by it or caused to be done by it on the premises as permitted by this lease. Tenant shall keep the premises free and clear of all mechanics' liens resulting from construction done by or for Tenant.

     Tenant shall have the right to contest the correctness or the validity of any such lien if, immediately on demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half times the amount of the claim of lien. The bond shall meet the requirements of Civil Code Section 3143 and shall provide for the payment of any sum that the claimant may recover on the claim together with costs of suit, if it recovers in the action.

     19.  UTILITIES AND SERVICES

     From the time Tenant first enters the premises for the purpose of making Tenant improvements or setting fixtures, or from the commencement of the lease term, whichever date is earlier, and throughout the term, Tenant shall contract directly and pay for all public and other utilities and related services rendered or furnished to the premises, including but not limited to, water, hot water, gas, electricity, telephone, light, refuse, or garbage collection or disposal, and related connection charges or deposits. All utilities to the Premises shall be separately metered from another space leased by Landlord in the Building.

     20.  INDEMNITY

     Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's use, occupancy, and enjoyment of the Premises, or any portion of the Project, or from the conduct of Tenant's business or from any activity, work, or things done, permitted, or suffered by Tenant in or about the Premises or elsewhere, except for claims arising out of a cause attributable to the negligence or recklessness of Landlord or Landlord's employees, contractors or agents, and shall further indemnify and hold harmless Landlord from and against any and all claims arising from breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or omission of Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorney fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord, and Landlord shall cooperate with Tenant in such defense.

     21.  EXEMPTION OF LANDLORD FROM LIABILITY

     Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise, or other property of

Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures, or from any other cause. Landlord shall not be liable for any damages arising from any act or neglect or any other tenant, occupant, or user of the Building, nor from the failure of Landlord to enforce the provisions of any other lease of the Building.

        22.     PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE

        Tenant at its cost shall maintain a policy of Combined Single Limit Bodily Injury and Property Damage Insurance with liability limits of not less than $1,000,000.00 per occurrence insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the premises.

        All public liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of the preceding paragraphs. Both parties shall be named as additional insureds, and the policy shall contain cross-liability endorsements. Any deductibles or self-insured retentions must be declared to and approved by Landlord.

        Not more frequently than every five (5) years, or as required by Landlord's insurance carrier, Landlord shall have the right to notify Tenant that it elects to adjust the amount of public liability and property damage insurance required under this paragraph, based on the increase or decrease in Los Angeles-Long Beach Metropolitan Area, published by the United States Department of Labor, Bureau of Labor Statistics.

        23.     TENANT'S FIRE INSURANCE

        Tenant at its cost shall maintain on all its personal property, Tenant's improvements, and alterations, in, on, or about the premises, a policy of standard fire and extended coverage insurance, including Fire Legal Liability, to the extent of at least 100% of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of Tenant's improvements or alterations.

        24.     FIRE INSURANCE ON PREMISES

        Landlord at its cost shall maintain on the building and other improvements that are a part of the premises (or in which the premises are located) a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of 100% of full replacement value.

        The insurance policy shall provide that any proceeds shall be made payable and be paid to the Landlord.

        Tenant shall pay any increase in Landlord's property insurance over the amount of the premium immediately prior to the Commencement Date that is attributed by Landlord's insurance carrier to the nature of Tenant's occupancy, the construction of the leasehold improvements, or any act or omission of Tenant.

        In case this lease is terminated, the insurance policy and all rights under it or the insurance proceeds shall be assigned to Landlord at Landlord's election.

        25.     WAIVER OF SUBROGATION

        The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the premises and to the fixtures, personal property, Tenant's improvements, and alterations of either Landlord or Tenant in or on the premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

        Tenant shall cause each insurance policy obtained by Tenant to provide that the insurance company waives all right of recovery by way of subrogation against Landlord in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this lease. If an insurance policy cannot be obtained with a waiver or subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, Tenant shall notify Landlord of this fact. Landlord shall have a period of ten
(10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to Landlord and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost.

        26.     GENERAL INSURANCE MATTERS

        All the insurance required in this lease shall:

                (a) Be issued by insurance companies approved by Landlord, and authorized to do business in the State of California, with a financial rating of at least an A+ AAA status as rated in the most recent edition of Best's Insurance Reports.

               (b) Be issued as a primary policy.

               (c) Contain an endorsement requiring thirty (30) day's written notice from the insurance company to both parties and Landlord's lender before cancellation or change in the coverage, scope, or amount of any policy.


               (d) Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the other party at the commencement of the term, and on renewal of the policy not less than twenty (20) days before expiration of the term of the policy.

          27. DESTRUCTION COVERED BY INSURANCE

          If, during the term, the premises or the building and other improvements in which the premises are located are totally or partially destroyed from a risk covered by the insurance described in Paragraph 24 rendering the premises totally or partially inaccessible or unusable, Landlord shall restore the premises to substantially the same condition as they were in immediately before destruction. Such destruction shall not terminate this lease. If the existing laws do not permit the restoration, either party can terminate this lease immediately by giving notice to the other party.

          If the cost of the restoration exceeds the sum of $25,000.00 above the amount of proceeds received from the insurance required under this lease, Landlord may elect to terminate this lease by giving notice to Tenant within fifteen (15) days after determining that the restoration cost will exceed the insurance proceeds. In the case of destruction to the premises only, if Landlord elects to terminate this lease Tenant, within fifteen (15) days after receiving Landlord's notice to terminate, may elect to pay Landlord, at the time Tenant notifies Landlord of its election, the difference between the amount of insurance proceeds and the cost of restoration, in which case Landlord shall restore the premises. Landlord shall give Tenant satisfactory evidence that all sums contributed by Tenant as provided in this paragraph have been expended by Landlord in paying the cost of restoration.

          If Landlord elects to terminate this lease and Tenant does not elect to contribute toward the cost of restoration as provided in this paragraph, this lease shall terminate.

          28. DESTRUCTION NOT COVERED BY INSURANCE

          If, during the term, the premises or the building and other improvements in which the premises are located are totally or partially destroyed from a risk not covered by the insurance described hereunder, rendering the premises totally or partially inaccessible or unusable, Landlord shall restore the premises (or the building and other improvements in which the premises are located) to substantially the same condition as they were in immediately before destruction. Such destruction shall not terminate this lease, provided that the improvements are fully restored within ninety (90) days after the date of damage or destruction. If the improvements are not or cannot be completed within ninety (90) days from the date of damage or destruction, Tenant may terminate this lease by giving notice to Landlord within thirty (30) days after the timeline for restoration has been established. Pursuant to paragraph 30, below, there shall be an abatement of rent for such period of restoration. If the existing laws do not permit the restoration, either party can terminate this lease immediately by giving notice to the other party.

          If the cost of the restoration exceeds five (5%) percent of the then replacement value of the premises (or the building and other improvements in which the premises are located) that are destroyed, Landlord may elect to terminate this lease by giving notice to Tenant within ten (10) days after determining the restoration cost and replacement value.

          In the case of destruction to the premises only, if Landlord elects to terminate this lease, Tenant, within ten (10) days after receiving Landlord's notice to terminate, may elect to pay to Landlord, at the time Tenant notifies Landlord of its election, the difference between five (5%) percent of the then replacement value of the premises and the actual cost of restoration, in which case Landlord shall restore the premises. Landlord shall give Tenant satisfactory evidence that all sums contributed by Tenant as provided in this paragraph have been expended by Landlord in paying the cost of restoration.

          If Landlord elects to terminate this lease and Tenant does not elect to perform the restoration or contribute toward the cost of restoration as provided in this paragraph, this lease shall terminate.

          29. EXTENT OF LANDLORD'S OBLIGATION TO RESTORE

          If Landlord is required or elects to restore the premises as provided in Paragraphs 27 and 28, Landlord shall not be required to restore alterations made by Tenant, Tenant's improvements, Tenant's trade fixtures, and Tenant's personal property, such excluded items being the sole responsibility of Tenant to restore.

          30. ABATEMENT OR REDUCTION OF RENT

          In case of destruction provided in Paragraphs 27 or 28, there shall be an abatement or reduction of rent, between the date of destruction and the date of completion of restoration, based on the extent to which the destruction interferes with Tenant's use of the premises.

     31.  LOSS DURING LAST PART OF TERM

     If destruction to the premises occurs during the last year of the term, Landlord can terminate this lease by giving notice to Tenant not more than ten (10) days after the destruction. Except that, if the destruction occurs during the last year of the term, and if within thirty days after the destruction Tenant exercises the option to extend the term as provided in Paragraph 5 if the time within which the option can be exercised has not expired, Landlord shall restore the premises as provided in Paragraphs 27 and 28.

     32.  WAIVER REGARDING DESTRUCTION

     Tenant waives the provisions of Civil Code Sections 1932(2) and Civil Code Sections 1933(4) with respect to any destruction of the premises.

     33.  CONDEMNATION

     If, during the term or during the period of time between the execution of this lease and the date the term commences, there is any taking of all or any part of the premises or any interest in this lease by condemnation, the rights and obligations of the parties shall be determined pursuant to the subparagraphs of this paragraph. Each party waives the provisions of the Code of Civil Procedure Sections 1265.130 allowing either party to petition the Superior Court to terminate this lease in the event of partial taking of the premises.

          (a)  TOTAL TAKING

          If the premises are totally taken by condemnation, this lease shall terminate on the date of taking.

          (b)  PARTIAL TAKING

          If any portion of the premises taken by condemnation, this lease shall remain in effect, except that Tenant can elect to terminate this lease if the remaining portion of the building or other improvements that are a part of the premises is rendered unsuitable for Tenant's continued use of the premises. If Tenant elects to terminate this lease, Tenant must exercise its right to terminate pursuant to this paragraph by giving notice to Landlord within thirty (30) days after the nature and the extent of the taking have been finally determined and communicated in writing to Tenant. If Tenant elects to terminate this lease as provided in this paragraph, Tenant also shall notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of its election to terminate; except that this lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Tenant. If Tenant does not terminate this lease within the 30-day period, this lease shall continue in full force and effect, except that on the date of taking the minimum monthly rent shall be reduced by an amount that is in the same ratio to minimum monthly rent as the value of the area of the portion of the premises taken bears to the total value of the premises immediately before the date of taking. If there is a partial taking of the premises and this lease remains in full force and effect pursuant to this subparagraph, Landlord at its cost shall accomplish all necessary restoration.

          (c) If the Tenant elects to terminate this lease, it must terminate pursuant to this paragraph by giving notice to the other party within thirty (30) days after the nature and the extent of the taking have been finally determined and communicated in writing to Tenant. When terminating this lease the Tenant also shall notify the Landlord of the date of termination, which date shall not be earlier than thirty (30) days or later than ninety (90) days after the Tenant has notified the Landlord of its election to terminate; except that this lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination designated in the notice from the Tenant. If this lease is not terminated within the 30-day period, it shall continue in full force and effect.

          (d)  LANDLORD'S ELECTION TO PREVENT LEASE TERMINATION

          If, within thirty (30) days after the date that the nature and extent of the taking are finally determined and have been communicated in writing to the Tenant, Landlord notifies Tenant that Landlord at its cost will add on to the remaining premises so that the area and the approximate layout of the premises will be substantially the same after the date of taking as they were before the date of taking, and Landlord commences the restoration immediately and completes the restoration within one hundred twenty (120) days after Landlord notified Tenant, this lease shall continue in full force and effect without any reduction in minimum monthly rent, except the abatement or reduction made pursuant to subparagraph 33(b).

          (e)  TEMPORARY ABATEMENT OR REDUCTION OF RENT

          Rent, shall be abated or reduced during the period from the date of taking until the completion of restoration, but all other obligations of Tenant under this lease shall remain in full force and effect. The abatement or reduction of rent shall be based on the extent to which the restoration interferes with

Tenant's use of the premises.

                (f)     AWARD DISTRIBUTION

                The award shall belong to and be paid to Landlord, except that Tenant shall receive from the award the following:

                A sum attributable to Tenant's improvements or alterations made to the premises by Tenant in accordance with this lease, which Tenant's improvements or alterations Tenant has the right to remove from the premises pursuant to the provisions of this lease but elects not to remove; or, if Tenant elects to remove any such Tenant's improvements or alterations, a sum for reasonable removal and relocation costs not to exceed the market value of such improvements or alterations.

                (g)     TEMPORARY TAKING

                The taking of the premises or any part of the premises by military or other public authority shall constitute a taking of the premises by condemnation only when the use and occupancy by the taking of authority has continued for longer than one hundred eighty (180) days. During the 180-day period all the provisions of this lease shall remain in full force and effect, except that rent, shall be abated or reduced during such period of taking based on the extent to which the taking interferes with Tenant's use of the premises, and Landlord shall be entitled to whatever award may be paid for the use and occupation of the premises for the period involved.

        34.     PROHIBITION AGAINST VOLUNTARY ASSIGNMENT, SUBLETTING

        Tenant shall not assign this lease or any interest under it, nor lease or sublet all or any part of, or any right or privilege appurtenant to, the premises, nor shall Tenant permit the continued occupancy or use of any part of the premises by any other person without the prior written consent of Landlord which shall not be unreasonably withheld.

        Landlord's consent to any assignment, subletting, transfer of partnership interest or stock, occupancy, or use shall not be construed as a consent to any subsequent assignment, subletting, transfer of partnership interest or stock, occupancy, or use. Landlord's consent to a requested assignment or subletting shall not be unreasonably withheld, subject to the receipt of full information about the proposed transaction between Tenant and the assignee or subtenant, including without limitation all consideration for the transaction, and Landlord must be assured that substantially the same class and quality of business, merchandise, services, and management, including, without limitation, similarity in nature, type, quality, and volume of merchandise sold or offered for sale, and prestige, reputation, and financial soundness of ownership and management, will be maintained by the proposed assignee or subtenant in accordance with the high standards contemplated by this lease, and in all events will be subject to the provisions of Sections 12 and 13. ANY ASSIGNMENT, SUBLETTING, OCCUPANCY OR USE WITHOUT THE PRIOR WRITTEN CONSENT OF LANDLORD SHALL BE VOID AND SHALL CONSTITUTE A DEFAULT UNDER THIS LEASE. TENANT SPECIFICALLY UNDERSTANDS AND AGREES THAT AT ANY TIME TENANT IS IN DEFAULT UNDER THE PROVISIONS OF SECTION 36 TENANT SHALL HAVE NO RIGHT TO ASSIGN OR SUBLET TENANT'S INTEREST IN THIS LEASE AND LANDLORD SHALL HAVE NO OBLIGATION TO GIVE APPROVAL OR DISAPPROVAL UNDER THIS SECTION SHOULD TENANT ATTEMPT AN ASSIGNMENT OR SUBLETTING WHILE IN DEFAULT.

        35.     INVOLUNTARY ASSIGNMENT

        No interest of Tenant in this lease shall be assignable by operation of law including, without limitation, the transfer of this lease by testacy or intestacy. Each of the following acts shall be considered an involuntary assignment:

                (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors.

                (b) If a writ of attachment or execution is levied on this lease.

                (c) If, in any proceeding or action to which any of the individuals of Tenant is a party, a receiver is appointed with authority to take possession of the premises.

        An involuntary assignment shall constitute a default by Tenant, and Landlord shall have the right to elect to terminate this lease, in which case this lease shall not be treated as an asset of the Tenant. If a writ of attachment or execution is levied on this lease, Tenant shall have ten (10) days in which to cause the attachment or execution to be removed. If any involuntary proceeding in bankruptcy is brought against any individual of Tenant, or if a receiver is appointed, Tenant shall have sixty (60) days in which to have the involuntary proceeding dismissed or the receiver removed.

        36.     TENANT'S DEFAULT

        The occurence of any of the following shall constitute a default by
Tenant:

                (a) Failure to pay rent when due, if the failure continues for five (5) days after notice has been given Tenant.

                (b) Abandonment and vacation of the premises or failure to occupy and operate the premises for thirty (30) consecutive days shall be deemed an abandonment and vacation.

                (c) Failure to perform any other provision of this lease if the failure to perform is not cured within thirty (30) days after notice has been given to Tenant. If the default cannot reasonably be cured within twenty (20) days, Tenant shall not be in default of this lease if Tenant commences to cure the default within the 30 day period and diligently and in good faith continues to cure the default.

                Notices given under this paragraph shall specify the alleged default and applicable lease provisions, and shall demand that Tenant perform the provisions of this lease or pay the rent that is in arrears, as the case may be, within the applicable period of time, or quit the premises. No such notice shall be deemed a forfeiture or a termination of this lease unless Landlord so elects in the notice.

        37.     LANDLORD'S REMEDIES

        Landlord shall have the following remedies if Tenant commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

                (a)     RIGHT TO POSSESSION NOT TERMINATED

                Landlord may continue this lease in full force and effect, and the lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord may enter the premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the premises, including, without limitation, brokers' commissions, expenses of remodeling the premises required by reletting, and like costs. Reletting may be for a period shorter or longer than the remaining term of this lease. Tenant shall pay to Landlord the rent due under this lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this paragraph shall terminate this lease unless Landlord notifies Tenant that Landlord elects to terminate this lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this lease, but Tenant shall not be released from liability. Landlord's consent to a proposed assignment or subletting shall not be unreasonably withheld.

                (b)     RIGHT TO POSSESSION TERMINATED

                Landlord may terminate Tenant's right to possession of the premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this lease. Acts of maintenance, efforts to relet the premises, or appointment of a receiver on Landlord's initiative to protect Landlord's interest under this lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recovery as provided in Civil Code Section 1951.2.

                "The worth, at the time of the award", as used in Civil Code
Section 1951.2(a)(1) and (2), is to be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth, at the time of award", as referred to in Civil Code Section 1951.2(a)(3), is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

                (c)     CURING TENANT'S DEFAULT

                Landlord, at any time after Tenant commits a default, may cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the rate of ten percent (10%) per annum from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional rent.

        38.     LATE CHARGE

        Tenant acknowledges that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the premises. Therefore, if any installment of rent due from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum of six percent (6%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

     39.  CURING LANDLORD'S DEFAULT

     Landlord shall be in default of this Lease if it fails or refuses to perform any provision of this lease that it is obligated to perform if the failure to perform is not cured within thirty (30) days after notice of the default has been given by Tenant to Landlord. If the default cannot reasonably be cured within thirty (30) days, Landlord shall not be in default of this lease if Landlord commences to cure the default within the 30-day period and diligently and in good faith continues to cure the default.

     40.  RIGHT OF ENTRY

     Landlord and its authorized representatives shall have the right to enter the premises at all reasonable times for any of the following purposes:

     (a) To determine whether the premises are in good condition and whether Tenant is complying with its obligations under this lease;

     (b) To do any necessary maintenance and to make any restoration to the premises that Landlord has the right or obligation to perform;

     (c) To serve, post, or keep posted any notices required or allowed under the provisions of this lease.

     Notwithstanding the foregoing, the parties acknowledge that for purposes of security for Tenant's banking operations, Tenant will require that any inspection or entry by Landlord be accomplished upon 24 hours' notice, and in the accompaniment of a Bank representative.

     41.  NOTICE

     Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by pre-paid, first class mail. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party shall be addressed to the other party as follows:

Landlord                                Tenant

Pacific Management & Dev. Corp.         Mission Community Bank, N.A.
P.O. Box 3148                           697 Higuera St., Suite 'H'
Paso Robles, CA 93447                   San Luis Obispo, CA 93401

Either party may change its address by notifying the other party of the change of address. Notice shall be deemed communicated within 48 hours from the time of mailing if mailed as provided in this paragraph.

     42.  WAIVER

     No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver.

     The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved.

     No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the premises, shall constitute an an acceptance of the surrender of the premises by Tenant before the expiration of the term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the premises and accomplish a termination of the lease.

     Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

     Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the lease.

     43.  RECORDABLE MEMORANDUM OF LEASE; QUITCLAIM DEED

     This lease shall not be recorded except that if either party requests the other party to do so, the parties shall execute and record a memorandum of lease which shall be recorded no earlier than the Commencement Date.

     Tenant shall execute and deliver to Landlord on the expiration or termination of this lease, immediately on Landlord's request, a quitclaim deed to the premises, in recordable form, designating Landlord as transferee.

     44.  ESTOPPEL CERTIFICATE/EFFECT OF SALE OR TRANSFER OF PREMISES/ATTORNMENT

               (a) Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing:

                    (i) certifying that this lease is unmodified and in full force, or if modified stating the nature of the modification and certifying that this Lease, as so modified, is in full force;

             (ii) stating the date to which the rent and other charges are paid in advance, if any;

             (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of any party, or if there are uncured defaults, specifying the nature of the defaults, and

             (iv) certifying any other information about the Lease as may be reasonably required by the requesting party.

    Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project.

        (b) At the Landlord's option, the failure to deliver such statement within such time shall be a material default of this Lease by the Tenant, without any further notice to such party, or it shall be conclusive upon such party that

             (i) this Lease is in full force and effect without modification except as may be represented by the Landlord,

             (ii) there are no uncured defaults in Landlord's performance under the Lease, and

             (iii) not more than one month's rent has been paid in advance.

        (c) If Landlord sells or transfers all or any portion of the premises, Landlord, on consummation of the sale or transfer, shall be released from any future liability thereafter accruing under this lease, but the lease shall continue with the same force and effect as if the new owner of the property had entered into the lease with Tenant under the same provisions as those contained in the lease, and the terms of the lease and Tenant's leasehold estate shall not be terminated, disturbed, or adversely affected, except as according to the lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid rent to Landlord's successor and on such transfer Landlord shall be discharged from any further liability in reference to the security deposit or prepaid rent.

    45.  ATTORNEYS' FEES

    If either party becomes a party to litigation concerning this lease, the premises, or the building or other improvements in which the premises are located, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees and court costs incurred by it in the litigation.

    If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and costs of suit.

    46. SURRENDER OF PREMISES' HOLDING OVER

    On expiration of five (5) days after termination of the term, Tenant shall surrender to Landlord the premises and all Tenant's improvements and alterations in good condition (except for ordinary wear and tear occurring after the last necessary maintenance made by Tenant and destruction to the premises covered in this agreement, and except for alterations that Tenant has the right to remove or is obligated to remove under the provisions of this agreement). Tenant shall remove all its personal property within the above stated time. Tenant shall perform all restoration made necessary by the removal of any alterations of Tenant's personal property within the time periods stated in this paragraph.

    Landlord may elect to retain or dispose of in any manner any alterations or Tenant's personal property that Tenant does not remove from the premises on expiration or termination of the term as allowed or required by this lease by giving at least ten (10) day's notice to Tenant. Title to any such alterations or Tenant's personal property that Landlord elects to retain or dispose of on expiration of the 10-day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such alterations of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's costs for storing, removing, and disposing of any alterations or Tenant's personal property.

    If Tenant fails to surrender the premises to Landlord on expiration or five
(5) days after termination of the term as required by this paragraph, Tenant shall hold Landlord harmless from all damages resulting from Tenant's failure to surrender the premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to surrender the premises.

    If Tenant, with Landlord's consent, remains in possession of the premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on (thirty) 30 day's notice given at any time by either party. During any such month-to-month tenancy, Tenant shall pay all rent required by this lease. All provisions of this lease except those pertaining to term and option to extend shall apply to the month-to-month tenancy.

     47.  ENVIRONMENTAL COMPLIANCE

          a. USE OF THE PREMISES. Tenant shall use the premises solely for and shall conduct and/or allow only the activities set forth in this Lease, and shall not use or allow the use of the premises for any other purpose without obtaining the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Tenant shall not use or allow the use of the premises in a manner which may cause Hazardous Materials (as defined below) to be released or to become present on, under or about the premises or other properties in the vicinity of the premises.

          b.   TENANT'S ENVIRONMENTAL COMPLIANCE.

               (i) Tenant and Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, designees or sublessees (collectively, "Tenant's Parties") shall not, at any time during the term or any extension term, cause or permit any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed, or used on, under or about the premises for any purpose. This shall not prohibit the normal use of products customarily used in the operation of a restaurant such as approved cleaning products.

               (ii) During the term and any extension term, Tenant shall be solely responsible for protecting against intentional or negligent acts or omissions of third parties that might result directly or indirectly in the release, disposal or other placement of Hazardous Materials on, under or about the premises other than actions by Landlord, its agents, employees or other tenants.

               (iii) Tenant shall keep, operate and maintain the premises in compliance with all, and shall not cause or permit the premises to be in violation of any Environmental Laws (as defined below) except that Tenant shall not be responsible for conditions preexisting Tenant's occupancy of the premises.

          c.   REMEDIATION.

              (i) If any Hazardous Materials are released or found on, under or about the premises (except for conditions pre-existing Tenant's occupancy of the premises), Tenant shall promptly take all actions, at its sole expense, necessary to return the premises to the conditions existing prior to the introduction of such Hazardous Materials before Tenant's occupancy in accordance with Environmental Laws and the requirements of all Agencies, provided that (unless an emergency situation exists that requires immediate action), Tenant's written approval of such actions shall first be obtained, which approval shall not be unreasonably withheld. Landlord's right of prior approval shall include, but is not limited to, the selection of any environmental consultant to perform work on or related to the premises, the scope of work and sampling activities to be performed by such consultant, and review and approval of all draft reports prepared by such consultant before the report is submitted to the applicable regulatory agencies. Tenant also shall promptly provide Landlord with the results of any test, investigation or inquiry conducted by or on behalf of Tenant and/or Tenant's Parties in connection with the presence or suspected presence of Hazardous Materials on, under, about or from the premises. Tenant shall notify Landlord in advance and afford Landlord the right to participate in any oral or written communications with regulatory agencies concerning environmental conditions on or arising from the premises. Landlord shall have the right, but not the obligation, in its sole discretion, to assume control of any required remediation on the premises at Landlord's expense.

              (ii) If Landlord has reason to believe that Tenant and/or Tenant's Parties has caused or permitted a release of Hazardous Materials which results in or threatens to result in Hazardous Materials becoming present on, under or about the premises, threatens public health or safety or the environment, or is in noncompliance with any applicable Environmental Law or requirement of this paragraph 47, Landlord may demand that Tenant promptly take action with respect thereto in accordance with this subparagraph c. of paragraph 47. If Tenant does not respond within thirty
     (30) days, (unless there is an emergency, in which case Tenant shall respond as soon as practicable but not more than three (3) days), Landlord shall have the right, but not the obligation, to enter onto the premises and take all actions reasonably necessary to investigate and fully remediate such release or noncompliance at Tenant's sole expense, which sums shall be immediately due and payable to Landlord as additional rent upon receipt of an invoice therefor.

          d.   DEFINITIONS.

               (i) "Hazardous Material(s)" means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBS) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly such properties or effects.

             (ii) "Environmental Laws" means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of the courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or the premises.

             (iii) "Agency" or "Agencies" means any and all federal, state or local governmental authorities, agencies or other administrative bodies with jurisdiction over Tenant or the premises.

    48. SIGNAGE

    Tenant shall not place or permit to be placed, any sign, marquee, awning, decoration, or other attachment on or to the roof, canopy, store front, windows (inside or outside), doors (inside or outside), or exterior walls of the premises, or at any other location in or adjacent to the building in which the premises are located, except with the prior written consent of Landlord. Landlord may, without liability to Tenant, enter onto the premises and remove any sign, marquee, awning, decoration or attachment affixed in violation of this section, and Tenant agrees to pay the cost of any such removal. Tenant shall not use any advertising medium that can be heard or experienced outside the premises, including without limitation, flashing lights, search lights, loud speakers, phonographs, radios, or television. Tenant shall not display, paint, or place, or cause to be displayed, painted or placed, any hand bills, bumper stickers, or other advertising devices in the common areas of the building in which the premises are located, or on any vehicle parked in any parking area adjacent to said building, nor shall Tenant distribute or cause to be distributed in the center any hand bills or other advertising devices.

    49. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant's observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed hereunder, Tenant may peaceably and quietly occupy and enjoy the Premises without hinderance or molestation from Landlord or any other persons.

    50. MISCELLANEOUS PROVISIONS

         (a) Time is of the essence of each provision of this lease.

         (b) Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval.

         (c) If either party is a corporation, that party shall deliver to the other party on execution of this lease a certified copy of a resolution of its board of directors authorizing the execution of this lease and naming the officers that are authorized to execute this lease on behalf of the corporation.

         (d) This lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in the paragraph entitled "Prohibition Against Voluntary Assignment, Subletting, and Encumbering."

         (e) Rent and all other sums payable under this lease must be paid in lawful money of the United States of America.

         (f) Each party represents that it has not had dealings with any real estate broker, finder, or other person, with respect to this lease in any manner. Each party shall hold harmless the other party from damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the other party has or purportedly has dealt.

         (g) All exhibits referred to are attached to this lease and incorporated by reference.

         (h) This lease shall be construed and interpreted in accordance with the laws of the state of California.

         (i) This lease contains all the agreements of the parties and cannot be amended or modified except by a written agreement.

         (j) The definitions contained in this lease shall be used to interpret this lease.

         (k) The captions and the table of contents of this lease shall have no effect on its interpretation.

          (l) When required by the context of this lease, the singular shall include the plural.

          (m) "Party" shall mean Landlord or Tenant; and if more than one person or entity is Landlord or Tenant, the obligations imposed on that party shall be joint and several.

          (n) The unenforceability, invalidity, or illegality of any provision shall not render the other provisions unenforceable, invalid, or illegal.

                                       LANDLORD

                                       PACIFIC MANAGEMENT & DEVELOPMENT CORP.

               Dated: 8/01/1998        By: /s/ [ILLEGIBLE]
                                          ----------------------------------

                                       TENANT

                                       MISSION COMMUNITY BANK, N.A.

               Dated: 8/04/1998        By:  /s/ [ILLEGIBLE]
                                          ----------------------------------

[FLOOR PLAN]

                                ADDENDUM TO LEASE

     This Addendum to Lease ("Addendum") constitutes part of that lease ("Lease") dated as of August 1, 1998, between Pacific Management & Development Corporation, as Landlord, and Mission Community Bank, N.A., as Tenant, for those certain premises located at 1226 Park Street, Paso Robles, California. The terms of this Addendum are incorporated in the Lease for all purposes. All capitalized terms not otherwise defined in this Addendum are defined by the terms of the Lease.

     Paragraph 48 of the Lease is hereby supplemented to confirm that Tenant shall be entitled to place signage on the awning in front of the Tenant's premises in the size and format shown on Exhibit "A" hereto. Landlord reserves the right to approve the colors of any such signage, and the parties agree that upon the termination of the Lease, Tenant will replace the awning in its entirety with a new awning, free of any signage, at Tenant's sole cost and expense. Should Tenant fail to replace the awning within five days from the termination of this Lease, Landlord may do so at Tenant's cost.

     Unless modified by this Addendum, each item of the Lease remains unamended and in full force. The parties have executed this Addendum as of the date of the Lease.

                                       LANDLORD

                                       PACIFIC MANAGEMENT & DEVELOPMENT CORP.

                                       By: /s/ [ILLEGIBLE]
                                          ----------------------------------

                                       TENANT

                                       MISSION COMMUNITY BANK, N.A.

                                       By:  /s/ [ILLEGIBLE]
                                          ----------------------------------